Exhibit 10.15

                          Memorandum of Understanding
                 Between AAMVAnet, Inc. and Intelli-Check, Inc.

                                   AMENDMENT

In  addition  to  driver   licenses  and   non-driver   identification   cards,
Intelli-Check agrees to provide analysis services for other motor vehicle administration and law enforcement documents, to include but not limited to: registrations, titles, cab cards, inspection certificates, citations, etc.

IN WITNESS WHEREOF, this amendment is agreed to as of the date below.

AAMVAnet, INC.


/s/ John E. Maxwell                          3/11/02
------------------------------               -----------------
John E. Maxwell, President                   Date



Intelli-Check, Inc.

/s/ Frank Mandelbaum                         3/5/02
------------------------------               -----------------
Frank Mandelbaum, Chairman & CEO             Date


                                       7
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                          Memorandum of Understanding
                 Between AAMVAnet, Inc. and Intelli-Check, Inc.

      This Memorandum of Understanding ("MOU") is effective as of the 29th day of January 2002, between AAMVAnet, Inc. ("AAMVAnet") and Intelli-Check, Inc.
                                 ("Laboratory")

                                    PURPOSE

The arrangement afforded by this MOU benefits each participating U.S. and Canadian jurisdiction by 1). detecting variances in motor vehicle agency documents with standards specified by AAMVAnet, and 2). recommending corrections to bring the motor vehicle agency documents into compliance with standards specified by AAMVAnet.

                                   AGREEMENT

AAMVAnet and the Laboratory agree to cooperate in the decoding, evaluation, and testing of electronically readable media for specific jurisdiction driver licenses and identification cards ("ID's") either in use or pending use. The Laboratory agrees to analyze driver license and identification cards in use or pending use. AAMVAnet agrees to pay the Laboratory the administrative costs for report production and the shipping of said reports upon the Laboratory's submission of invoice(s) as follows: For each analysis, the Laboratory shall furnish three (3) reports to AAMVAnet, AAMVAnet agrees to pay the Laboratory $95.00 per three (3) reports received.

From time to time during the term of the arrangement described in this MOU, AAMVAnet and the Laboratory will collaborate to produce joint reports concerning such matters on which AAMVAnet and the Laboratory agree. Reports may intend to summarize and evaluate the jurisdictions' ability to conform to those standards specified by AAMVAnet. If the need arises, each party shall attempt to prepare more detailed joint agreements to clarify the logistical arrangements for any specific activity contemplated. AAMVAnet agrees to use its reasonable efforts to obtain and deliver to the Laboratory, when possible, in compliance with all applicable laws, regulations and policies of various jurisdictions, all of the materials necessary to evaluate the encoding and decoding electronically readable media for specific jurisdiction ID's.

AAMVAnet and the Laboratory agree to distribute the reports only to persons who have direct involvement with the production of each specific jurisdiction's ID's, either in use or pending use, being tested. This would include manufacturers of the specific jurisdiction's ID's and the associated government agencies of the specific jurisdiction.

The duration of the MOU shall be for two (2) years beginning from the effective date of the MOU and renewable thereafter if mutually desired. However, either party may terminate this MOU without cause upon thirty (30) days notice, in order to provide any current testing sufficient time to conclude. The decision of AAMVAnet or the Laboratory to terminate this MOU shall not affect any testing activities that were initiated before the effective date on which the MOU is terminated.

For the duration of this MOU and a period of one (1) year after, AAMVAnet and the Laboratory each agree to take reasonable steps to protect confidential information of the other party. This MOU is not exclusive in nature.

IN WITNESS WHEREOF, this Memorandum of Understanding is entered into as of the date written above.


AAMVAnet, INC.


/s/ John E. Maxwell
-------------------------------------
John E. Maxwell, President


INTELLI-CHECK, INC.


/s/ Frank Mandelbaum
-------------------------------------
Frank Mandelbaum, Chairman & CEO